Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

October 26, 2026
Werewolf Therapeutics, Inc.
303 Wyman Street, Suite 300
Waltham, Massachusetts 02451
Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Werewolf Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 547,123,679 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (“Werewolf Common Stock”).
The Registered Shares are to be issued or reserved for issuance pursuant to the terms of the Agreement and Plan of Merger, dated as of August 21, 2026 (the “Merger Agreement”), by and among the Company, Ambros Therapeutics, Inc., a Delaware corporation (“Ambros”), and Wave Atlantis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides, among other things, that Merger Sub will merge with and into Ambros, with Ambros continuing as a wholly owned subsidiary of the Company and the surviving corporation of such merger (the “Merger”).

Werewolf Therapeutics, Inc.
October 26, 2026

The Registered Shares consist of (i) shares of Werewolf Common Stock issuable in exchange for shares of Ambros common stock, par value $0.00001 per share (“Ambros Common Stock”), including shares of Ambros Common Stock to be issued upon the conversion of Ambros preferred stock, par value $0.00001 per share, immediately prior to the effective time of the Merger (the “Effective Time” and such shares of Werewolf Common Stock, collectively, the “Merger Shares”); (ii) shares of Werewolf Common Stock issuable upon exercise of pre-funded warrants of the Company to be issued to certain Ambros stockholders in lieu of shares of Werewolf Common Stock pursuant to Section 2.4(b) of the Merger Agreement (such shares of Werewolf Common Stock, collectively, the “Warrant Shares”), to the extent the shares of Werewolf Common Stock otherwise issuable to any such Ambros stockholder in connection with the Merger would exceed such Ambros stockholder’s beneficial ownership limitation (such warrants, the “Merger Warrants”); (iii) shares of Werewolf Common Stock issuable at the Effective Time in exchange for shares of outstanding Ambros Common Stock that are unvested or subject to a repurchase option or risk of forfeiture (“Ambros Restricted Stock”) pursuant to Sections 2.4(b) and 2.4(c) of the Merger Agreement, which shares of Werewolf Common Stock will, to the same extent, be unvested or subject to the same repurchase option or risk of forfeiture (such shares of Werewolf Common Stock, collectively, the “ Assumed Restricted Stock”); and (iv) shares of Werewolf Common Stock issuable upon exercise of outstanding and unexercised options to purchase Ambros Common Stock that are assumed by the Company and converted into options to purchase Werewolf Common Stock (the “Assumed Options”) in connection with the Merger pursuant to Section 2.4(g) of the Merger Agreement (such shares of Werewolf Common Stock, collectively, the “Option Shares”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement; the Merger Agreement; the Company’s Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement (the “Werewolf Charter”); the proposed amendments to the Werewolf Charter (i) to effect a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of Werewolf Common Stock, filed as Exhibit 99.10 to the Registration Statement (the “Reverse Stock Split Amendment”) and (ii) to increase the number of authorized shares of Werewolf Common Stock, filed as Exhibit 99.11 to the Registration Statement (the “Share Increase Amendment” and, together with the Reverse Stock Split Amendment, the “Charter Amendments”), in each case in the form attached as Annex D and Annex E, respectively, to the proxy statement/prospectus included in the Registration Statement; the Third Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; the form of Merger Warrant filed as Exhibit 4.4 to the Registration Statement; and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Merger Agreement, the Charter Amendments and the issuance of the Registered Shares, the Merger Warrants (if any) and the Assumed Options by the Company.
We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company, and upon the representations and warranties of the Company contained in the Merger Agreement.

Werewolf Therapeutics, Inc.
October 26, 2026

Based on the foregoing, we are of the opinion that:
1. Each Merger Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the issuance of the Registered Shares and the Charter Amendments shall have been approved by the stockholders of the Company; (iii) the Charter Amendments shall have been filed in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and shall have become effective; (iv) the Reverse Stock Split and the Merger shall have become effective under the DGCL; and (v) a certificate representing such Merger Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Merger Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Merger Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.
2. Each share of Assumed Restricted Stock and each Option Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the issuance of the Registered Shares and the Charter Amendments shall have been approved by the stockholders of the Company; (iii) the Charter Amendments shall have been filed in accordance with the DGCL and shall have become effective; (iv) the Reverse Stock Split and the Merger shall have become effective under the DGCL; and (v) a certificate representing such share of Assumed Restricted Stock or Option Share, as applicable, shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such share of Assumed Restricted Stock or Option Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such share of Assumed Restricted Stock or Option Share to the person entitled thereto, in each case (A) with respect to each share of Assumed Restricted Stock, in exchange for the corresponding share of Ambros Restricted Stock and in accordance with the terms of the Merger Agreement and any applicable agreement or plan pertaining to such share of Ambros Restricted Stock, or (B) with respect to each Option Share, against payment of the agreed consideration therefor (not less than the par value thereof) and in accordance with the terms of the Merger Agreement and the applicable Assumed Option and any applicable agreement or plan pertaining to such Assumed Option.
3. Each Merger Warrant will constitute the valid and binding obligation of the Company when duly executed and delivered by the Company and issued to the holder entitled thereto in accordance with the terms of the Merger Agreement.
4. Each Warrant Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the issuance of the Registered Shares and the Charter Amendments shall have been approved by the stockholders of the Company; (iii) the Charter Amendments shall have been filed in accordance with the DGCL and shall have become effective; (iv) the Reverse Stock Split and the Merger shall have become effective under the DGCL; and (v) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Warrant Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Share to the person entitled thereto, in each case against payment of the agreed consideration therefor (not less than the par value thereof) upon exercise of, and in accordance with the terms of, the applicable Merger Warrant.

Werewolf Therapeutics, Inc.
October 26, 2026

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.
This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP